UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2021
URBAN ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.  Other Events

On May 20, 2021, the City of Richmond, Virginia (the “City”) announced that it has selected the Company’s wholly owned unrestricted subsidiary RVA Entertainment Holdings, LLC (“RVAEH”), as the City’s preferred casino gaming operator to develop and operate a casino resort in Richmond.  Pursuant to the Virginia Casino Act, the City is one of five cities within the Commonwealth of Virginia eligible to host a casino gaming establishment, subject to the citizens of the City approving a referendum, which is anticipated to be held in November 2021. Prior to requesting a Virginia court to order the referendum, the City is required to (i) select the City’s preferred location for the Casino, which must be listed on the referendum, (ii) select a preferred casino gaming operator to develop and operate the Casino (the “Preferred Casino Operator”), and (iii) submit the Preferred Casino Operator to the Commonwealth for pre-certification. If the voters approve the referendum then the Commonwealth may issue one license permitting operation of a casino in Richmond.

Upon passage and certification of the referendum, RVAEH, along with its management and development team, including Peninsula Pacific Entertainment (“P2E”) would commence development and construction of the casino resort to be named ONE Casino + Resort.  The project is estimated to cost approximately $563 million and Urban One’s aggregate capital investment in RVAEH is anticipated to be up to approximately $100 million.   The Company’s investment will be sourced from a combination of cash on Urban One’s balance sheet and/or capacity from the Company’s undrawn $50 million revolver.  The Company also anticipates investment from local investors in the amount of $11.5 million dollars as well as a personal investment by Alfred C. Liggins, III the Company’s Chief Executive Officer.

The City's press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated May 20, 2021: ONE Casino + Resort recommended by the Evaluation Panel

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.1 contain forward-looking statements about the Company's future performance, which are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company's reports on Forms 10-K, 10-Q, 10-Q/A and other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN ONE, INC.

Date: May 20, 2021                       /s/ Peter D. Thompson
Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer